UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): September 19, 2019

OCCIDENTAL PETROLEUM CORPORATION
(Exact Name of Registrant as Specified in Charter)

Delaware	001-09210	95-4035997
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5 Greenway Plaza, Suite 110 Houston, Texas	77046
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (713) 215-7000

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock $0.20 par value	OXY	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01 Regulation FD.

Items To be Recommended by the Board at the 2020 Annual Meeting

The Board of Directors (the “Board”) of Occidental Petroleum Corporation (the “Company”) has announced that it intends to present and recommend, as items of business at the Company’s 2020 annual meeting of stockholders (the “2020 Annual Meeting”), certain proposals to amend the Company’s certificate of incorporation (the “charter”) with respect to stockholders’ existing rights to call a special meeting and to act by written consent, as detailed below:

•	Lower the threshold ownership requirement to call a special meeting from 25% to 15% of shares outstanding;

•	Lower the threshold ownership requirement to request a record date to take action by written consent from 20% to 15% of shares outstanding;

•	Facilitate the delivery of requests by beneficial stockholders to set a record date to take action by written consent;

•	Facilitate the delivery of consents by beneficial stockholders to take action by written consent; and

•	Eliminate the requirement for stockholders, other than the initiating stockholder proponent(s), to deliver a questionnaire to Occidental when the stockholder delivers a request for a record date.

At the Company’s 2019 annual meeting of stockholders, stockholders approved an advisory proposal requesting that the Board take action to amend the Company’s organizational documents to lower the stock ownership threshold to call a special meeting from 25% to 15% of shares outstanding.  Because the ownership threshold is in the Company’s charter, a binding proposal to effect the amendment must first be approved by the Board and the Company’s stockholders. The Board’s decision to present and recommend such a proposal to lower the special meeting threshold to 15% at the 2020 Annual Meeting is consistent with the Board’s historical practice of being responsive to matters that received majority support of the Company’s stockholders in a prior-year advisory vote. The decision to present and support the other changes discussed above are the result of feedback that the Company received through its stockholder engagement program.

Other Governance Announcements

The Board has approved the formation of two new Board committees: an Integration Committee and a Sustainability and Shareholder Engagement Committee.  The Integration Committee formalizes the role of a previously formed Board task force having responsibility to oversee the integration, achievement of synergies, asset sales, capital reduction and deleveraging relating to the acquisition of Anadarko Petroleum Corporation.  The Sustainability and Shareholder Engagement Committee will consolidate in one board committee the oversight of sustainability matters, including the review of climate-related risks and opportunities; oversight of stockholder engagement and disclosures regarding ESG and sustainability matters; and oversight of our human rights policy and social responsibility programs, among other matters.

The information contained in this Current Report on Form 8-K shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and shall not be incorporated by reference into any filings made by Occidental under the Securities Act of 1933, as amended, or the Exchange Act, except as may be expressly set forth by specific reference in such filing.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OCCIDENTAL PETROLEUM CORPORATION

By:	/s/ Nicole E. Clark
Name:	Nicole E. Clark
Title:	Vice President, Associate General Counsel and Corporate Secretary

Date: September 19, 2019